EXHIBIT 10(o) - MATERIAL CONTRACTS

                              THIRD AMENDMENT TO THE
                     NATIONAL WESTERN LIFE INSURANCE COMPANY
                        NON-QUALIFIED DEFINED BENEFIT PLAN


This Third Amendment to the National Western Life Insurance Company Non-Qualified Defined Benefit Plan (the Plan) is hereby effective this 7th day of August, 1998.

WITNESSETH:

WHEREAS, the Plan was originally established effective January 1, 1991; and

WHEREAS, Section 6.2 of the Plan permits the Company to amend the Plan at anytime; and

WHEREAS, the Company desires to change certain provisions of the Plan;

NOW THEREFORE, the Plan is hereby amended as follows:

1. A new Section 2.2, Loss of Eligible Employee Status, is hereby added to read as follows:

     "In the event of the demotion of a participating Eligible Employee, such that the employee is no longer an Eligible Employee within the meaning of
     Section 1.2(i) herein, the employee shall lose his status as Participant, and no further contributions by that employee shall be allowed under the Plan."

2. Section 1.2(e), Compensation, is hereby amended effective October 1, 1998, by the addition of the following

     "As used throughout this Plan, `Compensation' shall not include income from the exercise of Company stock options."


                         Approved by National Western Board of Directors On December 11, 1998